                                                                     Exhibit 7.A


[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



   STEVEN E. ROTH
   DIRECT LINE: (202)383-0158
   INTERNET: sroth@sablaw.com


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                                 April 19, 2001


Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania 19312

Directors:

            We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus for certain flexible premium variable life insurance policies filed as part of post-effective amendment number 2 to the registration statement on Form S-6 for Provident Mutual Variable Life Separate Account (File No. 333-82613). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Very Truly Yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP


                                              By: /s/ Stephen E. Roth
                                                  ---------------------------
                                                  Stephen E. Roth